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                                                                       EXHIBIT 1

                          Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-46136) pertaining to the Greif Bros. Riverville Mill Employees Retirement Plan and Trust of our report dated April 3, 2003, with respect to the financial statements and schedule of the Greif Bros. Riverville Mill Employees Retirement Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

                                                     /s/ ERNST & YOUNG LLP


Columbus, Ohio
June 19, 2003

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